Exhibit 99.1

Black Diamond Reports Fourth Quarter and Full Year 2015 Results

SALT LAKE CITY, Utah – March 14, 2016 – Black Diamond, Inc. (NASDAQ: BDE) (the “Company”), a global leader of innovative active outdoor performance equipment and apparel, under the brand name Black Diamond®, reported financial results for the fourth quarter and full year ended December 31, 2015.

Reported results are from continuing operations, excluding the results of POC Sweden AB and POC USA, LLC for all periods presented.

Fourth Quarter 2015 Financial Summary vs. Same Year-Ago Quarter

•	Sales of $44.1 million, down 4% (unchanged in constant currency)

•	Gross margin of 33.5%, down 160 basis points (up 90 basis points in constant currency)

•	Selling, general and administrative expenses down 14% to $15.0 million

•	Adjusted net income before non-cash items increased to $0.6 million or $0.02 per diluted share, compared to a loss of $0.5 million or $(0.02) per diluted share
•	Repurchased 1.6 million shares of the Company’s outstanding common stock for an average cost of approximately $4.50 per share

Fourth Quarter 2015 Financial Results

Sales in the fourth quarter of 2015 decreased 4% to $44.1 million compared to $46.0 million in the same year-ago quarter. The decrease was driven by the weakening of foreign currencies against the U.S. dollar and lower product volume in Japan. Excluding the impact of foreign exchange, sales were essentially unchanged at $45.8 million.

Gross margin in the fourth quarter of 2015 was 33.5% compared to 35.1% in the year-ago quarter due to a 245 basis point headwind from foreign currency. Excluding the impact of foreign exchange, gross margin increased 90 basis points. The increase was due to a favorable mix of higher margin products.

Selling, general and administrative expenses in the fourth quarter of 2015 decreased 14% to $15.0 million compared to $17.5 million in the year-ago quarter. The decline was due to the Company’s realization of savings from its restructuring plans implemented during 2014 and 2015 to realign resources within the organization.

Net loss from continuing operations in the fourth quarter of 2015 was $31.7 million or $(0.99) per diluted share, compared to a loss of $3.1 million or $(0.09) per diluted share in the year-ago quarter. Net loss from continuing operations in the fourth quarter of 2015 included $31.1 million of non-cash items, $0.8 million in restructuring costs and $0.5 million in transaction costs. The majority of the non-cash items was comprised of a $29.5 million goodwill impairment charge, which was required due to the decline in the Company’s market capitalization in the fourth quarter of 2015.

Adjusted net income from continuing operations, which excludes these non-cash items as well as restructuring and transaction costs, increased to $0.6 million or $0.02 per diluted share in the fourth quarter of 2015, compared to an adjusted net loss from continuing operations of $0.5 million or $(0.02) per diluted share in the fourth quarter of 2014.

At December 31, 2015, cash and available-for-sale marketable securities totaled $98.2 million compared to $39.7 million at December 31, 2014. Total debt was $20.1 million compared to $18.6 million at December 31, 2014.

During the fourth quarter, the Company repurchased approximately 1.6 million shares of its common stock for a total cost of $7.1 million or $4.50 per share.

Stockholders’ equity was $176.0 million or approximately $5.64 per share based on 31.2 million shares of common stock outstanding as of December 31, 2015.

Full Year 2015 Financial Results

Sales in 2015 decreased 2% to $155.3 million compared to $158.3 million in 2014. Excluding the impact of foreign exchange, sales grew by 2% to $161.2 million.

Gross margin in 2015 decreased 150 basis points to 34.9% compared to 36.4% in 2014. Excluding the impact of foreign exchange, gross margin increased 90 basis points.

Selling, general and administrative expenses in 2015 decreased 9% to $58.5 million compared to $64.0 million in 2014.

Net loss from continuing operations in 2015 was $86.5 million or $(2.65) per diluted share, compared to a net loss from continuing operations of $9.6 million or $(0.30) per diluted share in 2014. Net loss in 2015 included $81.7 million of non-cash items, $3.4 million in restructuring costs and $0.9 million in transaction costs.

Adjusted net loss from continuing operations, which excludes these non-cash items as well as restructuring and transaction costs, was $0.8 million or $(0.02) per diluted share, compared to an adjusted net loss from continuing operations of $2.3 million or $(0.07) per diluted share in 2014.

Management Commentary

“During the fourth quarter, Black Diamond, Inc. completed its divestiture of POC and made the strategic decision to retain Black Diamond Equipment,” said Mark Ritchie, Black Diamond Equipment’s brand president. “We are committed to a long-term holding company structure in which Black Diamond Equipment will remain a core holding while our board of directors looks to redeploy our significant capital resources into diversifying assets. To illustrate this commitment, we have initiated a reformation project designed to return the brand to its historical 2011 operating margins, with a long-term commitment to increased operating cash flow.

“The reformation project involves three key initiatives, including significant cost reductions in North America and Europe, the relocation of our European headquarters from Basel, Switzerland to Innsbruck, Austria, and a reorganization of our apparel strategy to achieve profitability at substantially lower sales targets. We have made great progress on these initiatives as we have begun to eliminate platform functions that had historically been staffed to provide centralized human resource, customer service, IT, supply chain and other administrative services to all of our brands.

“In late 2014, we also began to repatriate our Chinese manufacturing functions to Salt Lake City. We expect both the repatriation of our Asian manufacturing platform and our overall reformation project to be complete in 2016. As such, we would anticipate Black Diamond Equipment returning to its 2011 cost structure, or roughly a 10% EBITDA margin run-rate excluding corporate costs and transitional gross margin variances related to foreign currency and the repatriation of manufacturing, sometime during 2016.”

2016 Outlook

The Company anticipates fiscal year 2016 sales of approximately $145 to 150 million compared to $155.3 million in 2015. On a constant currency basis, the Company expects sales of approximately $155 to 160 million, an increase of 0 to 3% compared to 2015. The Company expects gross margin in fiscal 2016 to be approximately 32.5 to 33.5% compared to 34.9% in 2015. On a constant currency basis, the Company expects gross margin of approximately 35.8 to 36.8%, an increase of 90 to 190 basis points compared to 2015.

Redeployment and Diversification Strategy

On November 9, 2015, the Company announced that it has engaged Rothschild Inc. as a financial advisor to assist the Company to seek to redeploy our significant cash balances to invest in high-quality, durable, cash flow-producing assets potentially unrelated to the outdoor industry in order to diversify our business and potentially monetize our substantial net operating losses as part of our asset redeployment and diversification strategy. We intend to focus our search primarily in the United States, although we will also evaluate international investment opportunities should we find such opportunities attractive.

Net Operating Loss (NOL)

The Company estimates that it has available NOL carryforwards for U.S. federal income tax purposes of approximately $166 million. The Company’s common stock is subject to a rights agreement dated February 7, 2008 that is intended to limit the number of 5% or more owners and therefore reduce the risk of a possible change of ownership under Section 382 of the Code. Any such change of ownership under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. However, there is no guaranty that the rights agreement will achieve the objective of preserving the value of the NOLs.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its fourth quarter and full year 2015 results.

Date: Monday, March 14, 2016

Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)

Toll-free dial-in number: 1-888-899-5068

International dial-in number: 1-719-325-2480

Conference ID: 4146614

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=118417 and via the investor relations section of the Company’s website at www.blackdiamond-inc.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through March 28, 2016.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4146614

About Black Diamond, Inc.

Black Diamond, Inc., through its ownership of Black Diamond Equipment, is a global leader in designing, manufacturing and marketing innovative active outdoor performance equipment and apparel for climbing, mountaineering, backpacking, skiing and a wide range of other year-round outdoor recreation activities. Our principal brands, Black Diamond® and PIEPS™, are iconic in the active outdoor and ski industries, and linked intrinsically with the modern history of these sports. Black Diamond Equipment is synonymous with performance, innovation, durability and safety that the outdoor and action sport communities rely on and embrace in their active lifestyle. Headquartered in Salt Lake City at the base of the Wasatch Mountains, our products are created and tested on some of the best alpine peaks, slopes, crags, and trails in the world. These close connections to the Black Diamond Equipment lifestyle enhance the authenticity of our brands, inspire product innovation and strengthen customer loyalty. Black Diamond Equipment's products are sold in approximately 50 countries around the world. For additional information, please visit our corporate website at www.blackdiamond-inc.com, as well as www.blackdiamondequipment.com or www.pieps.com.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) earnings before interest, taxes, other income, depreciation and amortization (“EBITDA”), and adjusted EBITDA. The Company also believes that the presentation of certain non-GAAP measures, i.e.: (i) net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and adjusted net income (loss) from continuing operations before non-cash items and related income (loss) per diluted share, and (ii) EBITDA and adjusted EBITDA, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures in the financial tables within this press release. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this release include, but are not limited to, the overall level of consumer spending on our products; general economic conditions and other factors affecting consumer confidence; disruption and volatility in the global capital and credit markets; the financial strength of the Company's customers; the Company's ability to implement its reformation and growth strategy, including its ability to organically grow each of its historical product lines, the ability of the Company to identify potential acquisition or investment opportunities as part of its redeployment and diversification strategy; the Company’s ability to successfully redeploy its capital into diversifying assets or that any such redeployment will result in the Company’s future profitability; the Company’s exposure to product liability or product warranty claims and other loss contingencies; stability of the Company's manufacturing facilities and foreign suppliers; the Company's ability to protect patents, trademarks and other intellectual property rights; fluctuations in the price, availability and quality of raw materials and contracted products as well as foreign currency fluctuations; our ability to utilize our net operating loss carryforwards; and legal, regulatory, political and economic risks in international markets. More information on potential factors that could affect the Company's financial results is included from time to time in the Company's public reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Warren B. Kanders

Executive Chairman

Tel 1-203-428-2000

warren.kanders@bdel.com

or

Aaron Kuehne

CFO

Tel 1-801-993-1364

aaron.kuehne@bdel.com

Investor Relations:

Liolios

Cody Slach

Tel 1-949-574-3860

BDE@liolios.com

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	December 31,
	2015	2014
Assets
Current assets
Cash	$88,401	$29,788
Marketable securities	9,824	9,902
Accounts receivable	26,774	27,754
Inventories	51,496	56,789
Prepaid and other current assets	3,337	5,274
Income tax receivable	2,550	5,323
Deferred income taxes	-	2,482
Assets held for sale	-	21,248
Total current assets	182,382	158,560

Property and equipment, net	10,790	12,235
Other intangible assets, net	10,934	12,558
Indefinite lived intangible assets	22,644	22,993
Goodwill	-	29,628
Deferred income taxes	-	37,904
Other long-term assets	1,843	2,732
Non-current assets held for sale	-	38,930
Total assets	$228,593	$315,540

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued liabilities	$21,446	$24,672
Deferred income taxes	-	26
Liabilities held for sale	-	7,842
Total current liabilities	21,446	32,540

Long-term debt	20,133	18,559
Deferred income taxes	8,969	-
Other long-term liabilities	2,042	2,142
Non-current liabilities held for sale	-	5,106
Total liabilities	52,590	58,347

Stockholders' Equity
Preferred stock, $.0001 par value; 5,000
shares authorized; none issued	-	-
Common stock, $.0001 par value; 100,000 shares authorized;
32,884 and 32,801 issued and 31,203 and 32,704 outstanding	3	3
Additional paid in capital	483,698	482,985
Accumulated deficit	(299,168)	(223,197)
Treasury stock, at cost	(7,320)	(186)
Accumulated other comprehensive loss	(1,210)	(2,412)
Total stockholders' equity	176,003	257,193
Total liabilities and stockholders' equity	$228,593	$315,540

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	December 31, 2015	December 31, 2014

Sales
Domestic sales	$22,399	$21,641
International sales	21,677	24,318
Total sales	44,076	45,959

Cost of goods sold	29,309	29,840
Gross profit	14,767	16,119

Operating expenses
Selling, general and administrative	15,029	17,547
Restructuring charge	803	993
Transaction costs	500	-
Impairment of goodwill	29,507	-

Total operating expenses	45,839	18,540

Operating loss	(31,072)	(2,421)

Other expense
Interest expense, net	(694)	(674)
Other, net	88	(258)

Total other expense, net	(606)	(932)

Loss before income tax	(31,678)	(3,353)
Income tax expense (benefit)	46	(289)
Loss from continuing operations	(31,724)	(3,064)

Discontinued operations, net of tax	10,994	2,978

Net loss	$(20,730)	$(86)

Loss from continuing operations per share:
Basic	$(0.99)	$(0.09)
Diluted	(0.99)	(0.09)

Net loss per share:
Basic	$(0.64)	$(0.00)
Diluted	(0.64)	(0.00)

Weighted average shares outstanding:
Basic	32,201	32,690
Diluted	32,201	32,690

BLACK DIAMOND, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share amounts)

	Year Ended December 31,
	2015	2014

Sales
Domestic sales	$74,391	$67,817
International sales	80,875	90,486
Total sales	155,266	158,303

Cost of goods sold	101,020	100,674
Gross profit	54,246	57,629

Operating expenses
Selling, general and administrative	58,499	64,035
Restructuring charge	3,375	3,583
Transaction costs	946	-
Impairment of goodwill	29,507	-

Total operating expenses	92,327	67,618

Operating loss	(38,081)	(9,989)

Other (expense) income
Interest expense, net	(2,767)	(2,563)
Other, net	434	(884)

Total other expense, net	(2,333)	(3,447)

Loss before income tax	(40,414)	(13,436)
Income tax expense (benefit)	46,121	(3,818)
Loss from continuing operations	(86,535)	(9,618)

Discontinued operations, net of tax	10,564	23,625

Net (loss) income	$(75,971)	$14,007

Loss from continuing operations per share:
Basic	$(2.65)	$(0.30)
Diluted	(2.65)	(0.30)

Net (loss) income per share:
Basic	$(2.33)	$0.43
Diluted	(2.33)	0.43

Weighted average shares outstanding:
Basic	32,600	32,567
Diluted	32,600	32,567

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE
NON-CASH ITEMS, ADJUSTED NET INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED
EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended
		Per Diluted		Per Diluted
	December 31, 2015	Share	December 31, 2014	Share

Net loss from continuing operations	$(31,724)	$(0.99)	$(3,064)	$(0.09)

Amortization of intangibles	268	0.01	345	0.01
Depreciation	723	0.02	804	0.02
Accretion of note discount	404	0.01	352	0.01
Stock-based compensation	66	0.00	397	0.01
Gain from removal of accumulated translation adjustment	106	0.00	-	-
Impairment of goodwill	29,507	0.92	-	-
Income tax expense (benefit)	46	0.00	(289)	(0.01)
Cash received (paid) for income taxes	(2)	(0.00)	11	0.00

Net loss from continuing operations before non-cash items	$(606)	$(0.02)	$(1,444)	$(0.04)

Restructuring charge	803	0.02	993	0.03
Transaction costs	500	0.02	-	-
State cash taxes on adjustments	(37)	(0.00)	(35)	(0.00)
AMT cash taxes on adjustments	(25)	(0.00)	(19)	(0.00)

Adjusted net income (loss) from continuing operations before non-cash items	$635	$0.02	$(505)	$(0.02)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO NET LOSS FROM CONTINUING OPERATIONS BEFORE
NON-CASH ITEMS, ADJUSTED NET LOSS FROM CONTINUING OPERATIONS BEFORE NON-CASH ITEMS AND RELATED EARNINGS
PER DILUTED SHARE

(In thousands, except per share amounts)

	Twelve Months Ended
		Per Diluted		Per Diluted
	December 31, 2015	Share	December 31, 2014	Share

Net loss from continuing operations	$(86,535)	$(2.65)	$(9,618)	$(0.30)

Amortization of intangibles	1,245	0.04	1,410	0.04
Depreciation	3,039	0.09	3,721	0.11
Accretion of note discount	1,537	0.05	1,337	0.04
Stock-based compensation	1,094	0.03	1,435	0.04
Gain from removal of accumulated translation adjustment	(500)	(0.02)	-	-
Impairment of goodwill	29,507	0.91	-	-
Income tax expense (benefit)	46,121	1.41	(3,818)	(0.12)
Cash paid for income taxes	(386)	(0.01)	(175)	(0.01)

Net loss from continuing operations before non-cash items	$(4,878)	$(0.15)	$(5,708)	$(0.18)

Restructuring charge	3,375	0.10	3,583	0.11
Transaction costs	946	0.03	-	-
State cash taxes on adjustments	(122)	(0.00)	(125)	(0.00)
AMT cash taxes on adjustments	(84)	(0.00)	(69)	(0.00)

Adjusted net loss from continuing operations before non-cash items	$(763)	$(0.02)	$(2,319)	$(0.07)

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Three Months Ended
	December 31, 2015	December 31, 2014

Net loss from continuing operations	$(31,724)	$(3,064)

Income tax expense (benefit)	46	(289)
Other, net	(88)	258
Interest expense, net	694	674

Operating loss	(31,072)	(2,421)

Depreciation	723	804
Amortization of intangibles	268	345

EBITDA	$(30,081)	$(1,272)

Restructuring charge	803	993
Transaction costs	500	-
Impairment of goodwill	29,507	-
Stock-based compensation	66	397

Adjusted EBITDA	$795	$118

BLACK DIAMOND, INC.

RECONCILIATION FROM NET LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE
INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), AND ADJUSTED EBITDA

(In thousands)

	Year Ended December 31,
	2015	2014

Net loss from continuing operations	$(86,535)	$(9,618)

Income tax expense (benefit)	46,121	(3,818)
Other, net	(434)	884
Interest expense, net	2,767	2,563

Operating loss	(38,081)	(9,989)

Depreciation	3,039	3,721
Amortization of intangibles	1,245	1,410

EBITDA	$(33,797)	$(4,858)

Restructuring charge	3,375	3,583
Transaction costs	946	-
Impairment of goodwill	29,507	-
Stock-based compensation	1,094	1,435

Adjusted EBITDA	$1,125	$160

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